Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the financial statements and financial highlights of ALPS | CoreCommodity Natural Resources ETF, ALPS | Kotak India ESG Fund, ALPS Asset Allocation Growth & Income (formerly, RiverFront Asset Allocation Growth & Income), ALPS Global Opportunity Fund, ALPS Balanced Opportunity Fund (formerly, ALPS | Smith Balanced Opportunity Fund), ALPS | Smith Total Return Bond Fund, ALPS | Smith Short Duration Bond Fund, ALPS | Smith Credit Opportunities Fund, and the consolidated financial statements and financial highlights of ALPS | CoreCommodity Management CompleteCommodities® Strategy Fund, each a series of Financial Investors Trust, which are included in Form N-CSR for the year or period ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 28, 2025